UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2020

Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	333-161943	26-2754069

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 Douglas Rd E, Oldsmar, Florida	34677

(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code): (646) 846-4280

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2020, Better Choice Company, Inc. (the “Company”) announced that Werner von Pein, age 77, would become the Chief Executive Officer of the Company, effective February 5, 2020. Mr. von Pein will replace Damian Dalla-Longa, who will step down from his role as Chief Executive Officer, effective on February 5, 2020. Mr. Dalla-Longa will continue to be employed by the Company as Executive Vice President, Corporate Development. On February 5, 2020, the Board of Directors of the Company (the “Board”) approved the terms of Mr. von Pein’s appointment to Chief Executive Officer of the Company and Mr. Dalla-Longa’s resignation of Chief Executive Officer and simultaneous appointment to Executive Vice President, Corporate Development of the Company, as described below.

Also on February 5, 2020, the Company announced that Edward J. Brown Jr. would resign from the Board, effective immediately, and that Michael Close was elected to the Board, effective immediately, as described below.

Appointment of Chief Executive Officer

On February 5, 2020, Mr. von Pein, was appointed as Chief Executive Officer of the Company, effective as of February 5, 2020. Previously, Mr. von Pein was the President and Chief Executive Officer of Halo, Purely For Pets, Inc. (“Halo”), which is a subsidiary of the Company. Prior to Halo, Mr. von Pein was most recently the Chief Executive Officer of Three Dog Bakery, a U.S. based pet treats and toys/accessories business with approximately $30 million in sales. In addition to his experience at Halo and Three Dog Bakery, Mr. von Pein also served as the Executive Vice President of Global Operations and New Ventures at Beefeaters, a manufacturer and seller of dog treats and wellness products. Beyond his significant experience in the pet industry, Mr. von Pein has held various leadership positions at a number of consumer branded businesses, most notably as the Chief Executive Officer of Lavazza-North America. Mr. von Pein also has significant foundational experience from his time at Rexall Sundown, Kraft and Procter and Gamble, where he worked on brands such as Nabisco Brands, Hebrew National, Gain, Cheer, Life Savers and Planters. Mr. von Pein holds an M.BA. from Xavier University and a B.S. in Chemical Engineering from the University of Rochester.

There are no other arrangements or understandings between Mr. von Pein and any other persons, other than the Employment Agreement (as defined and described below), pursuant to which he was appointed to the office described above and no family relationship among any of the Company’s directors or executive officers and Mr. von Pein. Mr. von Pein does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with the Chief Executive Officer

On February 10, 2020 in connection with his appointment as Chief Executive Officer of the Company, Mr. von Pein entered into an Amendment to his Employment Agreement relating to his Employment Agreement that was entered into on December 19, 2019, (together, the “Employment Agreement”) with the Company. Pursuant to the Employment Agreement, Mr. von Pein’s initial annual base salary will be $300,000 and his target bonus will be not less than 25% of his base salary, with his actual bonus to be determined by the Board. Pursuant to the Employment Agreement, Mr. von Pein will be entitled to four weeks’ paid vacation and will be eligible to participate in certain employee benefit plans offered by the Company. Further, Mr. von Pein will receive an initial grant of 600,000 Company stock options at an exercise price of $1.82 per share. These options will vest monthly over three years in equal installments of 16,666.67 each month, subject to a "one year cliff". In the event of a Change in Control (as defined therein) the options shall immediately vest and become exercisable in its entirety.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to Mr. von Pein’s Employment Agreement relating to employment, which are filed as Exhibits 10.1 and 10.2.

Resignation of Mr. Dalla-Longa as Chief Executive Officer

On February 5, 2020, Mr. Dalla-Longa provided notice that he would be stepping down as Chief Executive Officer of the Company, effective immediately. The letter providing this notice is filed herein as Exhibit 10.3.

Appointment of Mr. Dalla-Longa as Executive Vice President, Corporate Development

On February 10, 2020, Mr. Dalla-Longa and the Company executed an Amendment to his Employment Agreement, appointing Mr. Dalla-Longa as Executive Vice President, Corporate Development of the Company. The only material changes to Mr. Dalla-Longa’s Employment Agreement are his Title and reporting relationship with the Company. This Amendment to Mr. Dalla-Longa’s Employment Agreement is filed herein as Exhibit 10.4.

Resignation of Mr. Brown from the Board

On February 5, 2020, Mr. Brown notified the Board of his intention to resign as a director of the Company, effective as of February 5, 2020. Mr. Brown’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

Appointment of Mr. Close to the Board

On February 5, 2020, to fill the vacancy left by Mr. Brown’s departure, the Board appointed Mr. Close to the Board.

Item 7.01	Regulation FD Disclosure

On February 11, 2020, the Company issued a press release announcing the appointment of Mr. von Pein as Chief Executive Officer of the Company and the appointment of Mr. Close to the Board. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Exhibits.

(d)  Exhibits. The following exhibits are filed as part of this report:

10.1	Employment Agreement, dated December 19, 2019, by and between Werner von Pein, Halo, and the Company.
10.2	Amendment to Employment Agreement, dated February 10, 2020, by and between Werner von Pein and the Company.
10.3	Letter from Damian Dalla-Longa announcing his resignation as Chief Executive Officer of the Company.
10.4	Amendment to Employment Agreement, dated February 10, 2020, by and between Damian Dalla-Longa and the Company.
99.1	Press Release of Better Choice Company Inc., dated February 11, 2020, announcing the appointment of Werner von Pein as Chief Executive Officer and the appointment of Michael Close to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Werner von Pein
	Name:	Werner von Pein
	Title:	Chief Executive Officer

February 11, 2020